UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: January 27, 2014
(Date of earliest event reported)

Umpqua Holdings Corporation

(Exact Name of Registrant as Specified in Its Charter)

OREGON (State or Other Jurisdiction of Incorporation or Organization)	001-34624 (Commission File Number)	93-1261319 (I.R.S. Employer Identification Number)

One SW Columbia, Suite 1200

Portland, Oregon 97258

(address of Principal Executive Offices)(Zip Code)

(503) 727-4100

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	On January 27, 2014, Umpqua Holdings Corporation (the “Company”) adopted three forms of restricted stock award agreements under the Company’s 2013 Incentive Plan, and the Company made restricted stock awards subject to the new forms of agreements to executive officers and other employees. The restricted stock awards are subject to either a performance-based vesting requirement as described below, or a service-based vesting requirement (over three years with approximately 33% vesting each year commencing with the first anniversary of the award date or cliff vesting on a fixed date). The performance-based restricted stock awards are subject to the following vesting condition based on the Company’s total shareholder return for the three-year period ending January 27, 2017, compared to the performance of the KBW Regional Banking Total Return Index over the same three-year period:

Umpqua’s Performance Compared to the Index	Vesting Percentage
Lower than 60%	0%
60%	25%
between 60% and 100%	* *
100% (Umpqua’s TSR Performance equals or exceeds the KRX TSR Performance)	100%
Above 100%	* **

** When TSR Performance is between 60% and 100%, the results are interpolated on a straight-line basis to determine the applicable vesting percentage. For example, 80% TSR Performance represents the midpoint of TSR Performance and would result in the midpoint of the Vesting Percentage, or 62.5%.

***When TSR Performance is between 100% and 125%, the applicable Vesting Percentage shall be equal to the TSR Performance. If TSR Performance exceeds 125%, the Vesting Percentage is 125%. In no event do the total vested shares exceed 125% of the target award.

In the event of a change of control of the Company, the restricted stock awards will immediately vest. The restricted stock awards also partially vest upon death or disability and, other than the 162(m) performance-based vesting awards, upon retirement or termination by the recipient for good reason, as defined in the Company’s 2013 Incentive Plan or the relevant award agreement. A copy of the Company’s 2013 Incentive Plan was included as Appendix A to the Company’s Proxy Statement for its 2013 Annual Meeting of Shareholders, filed with the SEC on February 25, 2013. Copies of the forms of Restricted Stock Award Agreements are attached as Exhibits 99.1, 99.2 and 99.3, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1 Form of Restricted Stock Award Agreement (Service Vesting)

99.2 Form of Restricted Stock Award Agreement (Performance Vesting)

99.3 Form of Restricted Stock Award Agreement (162(m) Performance Vesting)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION (Registrant)
Dated: January 30, 2014	By: /s/ Andrew H. Ognall Andrew H. Ognall, Assistant Secretary